EXHIBIT 99.2

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

IN RE THE COCA-COLA COMPANY SHAREHOLDER LITIGATION	Civil Action No. 2010CV182035

STIPULATION AND AGREEMENT OF COMPROMISE AND SETTLEMENT

This Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement” or the “Stipulation”), dated January 14, 2011, which is entered into between (i) plaintiffs Natalie Gordon, Robert Lang and Charles McPherson (the “Georgia Plaintiffs”), and plaintiffs State-Boston Retirement System, Louisiana Municipal Police Employees Retirement System, Plumbers and Pipefitters Local Union 719 Pension Trust Fund, Stationary Engineers Local 39 Pension Trust Fund, and KBC Asset Management N.V. (the “Delaware Plaintiffs,” and collectively, with the Georgia Plaintiffs, the “Plaintiffs”), on their own behalf and on behalf of the Class, as defined herein; (ii) defendants John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb. L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood (collectively, the “CCE Directors”); and (iii) defendants The Coca-Cola Company (“TCCC”), Coca-Cola Enterprises Inc. (now named Coca-Cola Refreshments USA, Inc., and referred to herein as “CCE”), International CCE, Inc. (now named Coca-Cola Enterprises, Inc., and referred to herein as “New CCE”) and Cobalt Subsidiary LLC (“Merger Sub”) (all persons and entities identified above in subsections (ii) and (iii) are referred to herein as the “Defendants”), by and through their respective counsel, Gardy & Notis, LLP, Faruqi & Faruqi, LLP, Chitwood Harley Harnes LLP, Labaton Sucharow LLP, Robbins Geller Rudman & Dowd LLP, Law Office of Jonathan M. Stein, P.L., Motley Rice, LLC, Kahn Swick & Foti, LLC, and Grant & Eisenhofer, P.A. (collectively, the “Plaintiffs’ Counsel”) and Skadden, Arps, Slate,

Meagher & Flom LLP, King & Spalding, Cahill Gordon & Reindel LLP, Abrams & Bayliss LLP, Alston & Bird LLP, Bouchard Margules & Friedlander, P.A., Troutman Sanders LLP, Young Conaway Stargatt & Taylor, LLP, and McKenna Long & Aldridge LLP (collectively, the “Defendants’ Counsel”), state all of the terms of the settlement and resolution of this matter and is intended by the Parties to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the approval of the Georgia Court, as defined herein:

Background to the Settlement

A. On February 25, 2010, TCCC, CCE, New CCE and Merger Sub announced that the companies had entered into a Business Separation and Merger Agreement (“Merger Agreement”). Pursuant to the Merger Agreement, immediately prior to the merger, CCE’s businesses of marketing, producing and distributing nonalcoholic beverages outside of the United States, Canada, the British Virgin Islands, the United States Virgin Islands and the Cayman Islands was separated and transferred to New CCE. Merger Sub then merged with and into CCE, with CCE continuing as the surviving corporation and a wholly owned subsidiary of TCCC. Each share of CCE common stock, other than the shares owned by TCCC, was converted automatically into the right to receive 1.000 share of New CCE common stock, and $10.00 in cash (the “Merger Consideration”). Upon completion of the transactions contemplated by the Merger Agreement (collectively, the “merger”), TCCC owns what was CCE’s North American business, and New CCE owns what were CCE’s European operations and its Canadian financing company. Also upon completion of the transactions contemplated by the Merger Agreement, CCE (as the resulting entity of the merger of Merger Sub with and into CCE) changed its name to Coca-Cola Refreshments USA, Inc., and New CCE (then International CCE, Inc.) changed its name to Coca-Cola Enterprises, Inc. As consideration for the acquisition of CCE’s North American assets and liabilities, TCCC surrendered its approximately 34% equity stake in CCE, and assumed $8.8 billion of CCE debt.

B. Pursuant to the Merger Agreement, New CCE shall have the right to purchase, for fair value (as mutually agreed), all of TCCC’s right, title and interest in Coca-Cola Erfrischungsgetrake AG on such terms and conditions as are mutually acceptable to TCCC and New CCE (the “German Option”).

C. Concurrently with the merger, New CCE acquired TCCC’s bottling operations in Norway and Sweden (the “Norway-Sweden Transactions” and, together with the transactions contemplated by the Merger Agreement, including the German Option and the merger, the “Transaction”) pursuant to the terms of the Norway-Sweden Share Purchase Agreement, dated as of March 20, 2010, which provides for the purchase by New CCE of all of TCCC’s right, title and interest in Coca-Cola Drikker AS and Coca-Cola Drycker Sverige AB for $822,000,000.

D. The Transaction was conditioned upon the affirmative vote of holders of at least (a) 66 2/3% of the voting power of all outstanding shares of CCE Common Stock (as defined in the Merger Agreement) entitled to vote generally in the election of directors, and (b) a majority of all outstanding shares of CCE Common Stock (other than any such shares held by TCCC or any of its Subsidiaries or any of its or CCE’s executive officers or directors) entitled to vote in the election of directors.

E. Between February 25, 2010 and March 10, 2010, three putative class actions were filed in the Superior Court of Fulton County, Georgia (the “Georgia Court”), all alleging, among other things, that CCE and its board of directors had breached their fiduciary duties in connection with their consideration and approval of the Transaction, and that TCCC had also breached its fiduciary duties in connection with entering into the Transaction. The actions are as follows: Lang

v. The Coca-Cola Co., C.A. No. 2010CV182035 (Ga. Super. Ct. filed Feb. 25, 2010); Gordon v. The Coca-Cola Co., C.A. No. 2010CV182500 (Ga. Super. Ct. filed Mar. 8, 2010); and McPherson v. The Coca-Cola Co., C.A. No. 2010CV182618 (Ga. Super. Ct. filed Mar. 10, 2010) (collectively, the “Georgia Actions”).

F. On March 9, 2010, Plaintiffs in the filed Georgia Actions moved to consolidate the Lang and Gordon actions, and to appoint Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Georgia Actions. Georgia Plaintiffs thereafter filed an amended motion to consolidate the Georgia Actions, adding the McPherson action, and to appoint Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Georgia Actions. Georgia Plaintiffs also served Requests for Production of Documents addressed to TCCC, CCE and the CCE Directors on March 8, 2010. On March 10, 2010, Georgia Plaintiffs served Requests for Production of Documents addressed to non-party investment advisers Goldman Sachs & Co., Lazard Frères & Co. LLC, and Credit Suisse Securities (USA) LLC. On March 17, 2010, Georgia Plaintiffs moved to obtain commissions to serve out-of-state non-party investment advisors Allen & Company and Greenhill & Company, LLC.

G. On March 25, 2010 and April 9, 2010, the Georgia Court entered orders consolidating the Georgia Actions as In re The Coca-Cola Co. Shareholder Litigation, C.A. No. 2010CV182035 (the “Consolidated Georgia Action”), appointing Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Consolidated Georgia Action, and providing for the filing of a Consolidated Complaint and the initiation of discovery and other pre-trial proceedings.

H. On May 14, 2010, pursuant to an order of the Georgia Court, the Consolidated Georgia Action was transferred to the Business Case Division of Fulton County Superior Court.

I. On June 3, 2010, Georgia Plaintiffs filed their Consolidated Amended Complaint (the “Georgia Complaint”), which contained, inter alia, claims asserting that Defendants failed to disclose material information in the Form S-4 registration statement filed with the Securities and Exchange Commission (“SEC”) on May 25, 2010.

J. On July 6, 2010, all Defendants filed Motions to Dismiss the Georgia Complaint, Motions to Stay Proceedings, and Answers and Defenses to the Georgia Complaint.

K. Also on July 6, 2010, Georgia Plaintiffs filed a Motion for Class Certification in the Consolidated Georgia Action.

L. On July 30, 2010, Georgia Plaintiffs filed their Response in Opposition to the Defendants’ Motions to Stay and Motions to Dismiss in the Consolidated Georgia Action.

M. Between March 1, 2010 and March 10, 2010, five putative class actions were filed in the Delaware Court of Chancery (the “Delaware Court”), all alleging, among other things, that CCE and its board of directors had breached their fiduciary duties in connection with their consideration and approval of the Transaction, and that TCCC had also breached fiduciary duties in connection with entering into the Transaction. The actions are as follows: State-Boston Retirement System v. Coca-Cola Enterprises Inc., C.A. No. 5291 (Del. Ch. filed Mar. 1, 2010); Louisiana Municipal Police Employee. Retirement System v. Coca-Cola Enterprises Inc., C.A. No. 5304 (Del. Ch. filed Mar. 3, 2010); Stationary Engineers Local 39 Pension Trust Fund v. Coca-Cola Enters. Inc., C.A. No. 5305 (Del. Ch. filed Mar. 3, 2010); Skandia Life Insurance Co. Ltd. v. The Coca-Cola Co., C.A. No. 5316 (Del. Ch. filed Mar. 8, 2010) and KBC Asset Management N.V.

v. The Coca-Cola Co., C.A. No. 5326 (Del. Ch. filed Mar. 10, 2010) (collectively, the “Delaware Actions” and collectively, with the Georgia Actions, the “Actions”).

N. On March 16, 2010, the Delaware Court consolidated the Delaware Actions as In re Coca-Cola Enterprises Inc. Shareholders Litigation, Consolidated C.A. No. 5291-VCN (the “Consolidated Delaware Action”), appointed Labaton Sucharow LLP and Grant & Eisenhofer, P.A. as Plaintiffs’ Co-Lead Counsel in the Consolidated Delaware Action, and deemed the complaint in State-Boston Retirement System v. Coca-Cola Enterprises Inc. et al. the operative complaint in the Consolidated Delaware Action.

O. On March 31, 2010, the Delaware Plaintiffs filed a Verified Consolidated Complaint in the Consolidated Delaware Action containing, among others, claims for breach of fiduciary duty by Defendants and claims for violation of Section 271 of the Delaware General Corporation Law.

P. On April 7, 2010, the Delaware Plaintiffs served their First Request for Production of Documents in the Consolidated Delaware Action.

Q. On April 15, 2010, Defendant TCCC filed in the Consolidated Delaware Action its Answer and Affirmative Defenses to the Verified Consolidated Complaint.

R. On April 16, 2010, Defendants CCE and John F. Brock (“Brock”) served Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

S. Also on April 16, 2010, Defendant TCCC served Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

T. Also on April 16, 2010, Defendants Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas H. Johnson, Suzanne B.

Lebarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood (the “Independent Directors”) served the Independent Director Defendants’ Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

U. Also on April 16, 2010, Defendants Irial Finan and John Hunter served their Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

V. On April 19, 2010, Defendants CCE and Brock filed their Answer and Affirmative Defenses to the Verified Consolidated Complaint in the Consolidated Delaware Action.

W. On May 4, 2010, the Independent Directors and Defendants Finan and Hunter filed their respective Answers and Affirmative Defenses to the Verified Consolidated Complaint in the Consolidated Delaware Action.

X. On May 25, 2010, New CCE filed with the SEC a Form S-4 registration statement, including a preliminary proxy statement/prospectus (the “Preliminary Proxy”). On the same date, CCE and New CCE each filed with the SEC a Schedule 13E-3 in connection with the Transaction.

Y. On June 17, 2010, the Delaware Court entered the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential Information.

Z. On June 25, 2010, the Delaware Court granted Plaintiffs’ Motion for Leave to File the Amended Verified Consolidated Complaint Under Seal.

AA. Also on June 25, 2010, the Delaware Plaintiffs filed the Amended Verified Consolidated Complaint Under Seal in the Consolidated Delaware Action (the “Delaware Complaint”).

BB. On July 8, 2010, New CCE filed with the SEC Amendment No. 1 to Form S-4 and CCE and New CCE each filed with the SEC Amendment No. 1 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

CC. On July 12, 2010, Defendant TCCC filed its Answer and Affirmative Defenses to the Delaware Complaint.

DD. On July 15, 2010, the Defendants other than TCCC filed their respective Answers and Affirmative Defenses to the Delaware Complaint.

EE. On July 23, 2010, the Delaware Plaintiffs filed motions for commissions to serve subpoenas on Goldman, Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC and Greenhill & Co., LLC in the Consolidated Delaware Action.

FF. On July 26, 2010, the Delaware Plaintiffs caused a subpoena to be served upon Credit Suisse Securities (USA) LLC in the Consolidated Delaware Action.

GG. On July 29, 2010, TCCC filed a Motion for Judgment on the Pleadings and an accompanying Memorandum of Law seeking an order for judgment on the pleadings in favor of TCCC and dismissing the Delaware Complaint with prejudice.

HH. On July 30, 2010, the Delaware Court granted the Delaware Plaintiffs’ motions for commissions to serve subpoenas on Goldman, Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC and Greenhill & Co., LLC.

II. On August 4, 2010, New CCE filed with the SEC Amendment No. 2 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 2 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

JJ. On August 19, 2010, New CCE filed with the SEC Amendment No. 3 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 3 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

KK. On August 25, 2010, New CCE filed with the SEC Amendment No. 4 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 4 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

LL. On August 26, 2010, CCE filed with the SEC its Schedule 14A Definitive Proxy Statement (“Definitive Proxy”) in connection with the Transaction. The Definitive Proxy was mailed to holders of record of CCE common stock on August 31, 2010.

MM. Discovery progressed throughout this time period. During the course of discovery, Plaintiffs reviewed and analyzed approximately 200,000 pages of confidential documents produced by Defendants to Plaintiffs in connection with the Actions, including, but not limited to, CCE Strategic Plans, TCCC and CCE board minutes, business updates and presentations, and analyses performed by TCCC’s and CCE’s respective financial advisors: Greenhill & Co., LLC, Credit Suisse Securities (USA) LLC, Lazard Frères & Co. LLC, Allen & Co. LLC, and Goldman Sachs & Co. Additionally, Plaintiffs’ Counsel reviewed and analyzed TCCC and CCE financial statements, reviews, and projections, including TCCC and CCE income statements, balance sheets, and SEC filings; press releases from TCCC and CCE; and emails and information concerning the relationship between TCCC and CCE and the proposed Transaction. In addition, Plaintiffs consulted with their own financial experts concerning, among other things, the Form S-4, and amendments thereto, filed by New CCE, as well as the Definitive Proxy.

NN. During the course of the Actions, Defendants’ Counsel and Plaintiffs’ Counsel engaged in arms’ length discussions and negotiations regarding a potential resolution of the claims asserted in the Actions.

OO. In connection with such discussions and negotiations, Plaintiffs’ Counsel proposed to Defendants’ Counsel modifications to certain terms contained in the Merger Agreement and additional disclosures that Plaintiffs’ Counsel believed should be included in the Preliminary Proxy and/or the Definitive Proxy.

PP. After negotiations, the Parties reached an agreement in principle providing for settlement of the Actions on the terms and conditions set forth below, which would include but not be limited to a release of all claims asserted in the Consolidated Georgia Action and which would have the effect of releasing all claims asserted in the Consolidated Delaware Action, and which the parties believe would be fair, reasonable and adequate and in the best interests of the Parties and the Class.

QQ. On September 3, 2010, the Parties executed a memorandum of understanding (the “MOU”) containing the terms for the Parties’ agreement in principle to resolve the Actions. In part in consideration for the full and final settlement and dismissal with prejudice of the Actions and the release of any and all Released Claims, the Parties’ agreed in principle to the following:

(a)	Modifications to the Transaction’s Terms

TCCC, CCE, New CCE, and Merger Sub, by their respective boards of directors, would agree to the following amendments to the Merger Agreement (collectively, “the Modified Transaction Terms”):

(i) The Termination Fee, as defined in Paragraph 8.2(c) of the Merger Agreement would be reduced from $200,000,000 to $180,000,000;

(ii) Paragraph 8.2(d)(D) of the Merger Agreement would be modified such that the 365 calendar day period following the termination of the Merger Agreement referred to in that paragraph would be modified and reduced to nine (9) months following the termination of the Merger Agreement;

(iii) Paragraph 6.22 of the Merger Agreement would be modified such that the time during which “Splitco” (as defined in the Merger Agreement) shall have the right to purchase all of TCCC’s right, title and interest in the “German Entity” (as defined in the Merger Agreement) would be expanded from a period of eighteen (18) months to thirty-six (36) months after the date of the Merger Agreement to a period of (18) months to thirty-nine (39) months after the date of the Merger Agreement; and

(iv) The survival period for the representations and warranties in the Merger Agreement as set forth in the first sentence of Paragraph 9.1 therein would be reduced from one (1) year to nine (9) months from the Closing Date, as defined in the Merger Agreement, except that that the survival periods for the specific provisions of the Merger Agreement set forth in the proviso of such sentence would remain unchanged.

(b)	Supplemental Disclosures

CCE and New CCE made certain disclosures as a result of the claims asserted in the Actions, substantially similar to those set forth in Exhibit A to the MOU, and agreed to make and/or cause to be made additional disclosures, substantially similar to those set forth in Exhibit B to the MOU (together, the “Supplemental Disclosures”), in appropriate filings with the SEC and disseminate such Supplemental Disclosures to holders of record of CCE common stock no later than twenty (20) days prior to the meeting of the CCE stockholders in connection with the Transaction.

RR. On September 7, 2010, the following business day after executing the MOU, the parties to the Consolidated Georgia Action and Consolidated Delaware Action gave notice to the Georgia Court and the Delaware Court of their agreement in principle to resolve the Actions.

SS. As a result of negotiations with Plaintiffs’ Counsel, also on September 7, 2010, CCE filed with the SEC a supplement to the Definitive Proxy containing the Modified Transaction Terms and the additional disclosures required by the MOU (the “Proxy Supplement”). The Proxy Supplement was then mailed to holders of record of CCE common stock on September 10, 2010.

TT. On October 1, 2010, CCE held a special meeting of stockholders, at which the Required CCE Vote (as defined in the Merger Agreement) was obtained in favor of the Transaction.

UU. On October 2, 2010, CCE and TCCC announced the consummation of the merger, effective as of the same day.

VV. Following execution of the MOU, Plaintiffs engaged in additional extensive discovery to confirm the fairness of the agreement in principle to settle the Actions, including reviewing additional confidential documents produced by the financial advisors to the Transaction, Goldman Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC, Credit Suisse Securities (USA) LLC and Greenhill & Co., LLC. Plaintiffs additionally obtained deposition testimony from:

(a) Curtis R. Welling, a member of the CCE Board of Directors and the Chair of the CCE Affiliated Transaction Committee;

(b) William W. Douglas III, CCE’s Executive Vice President and Chief

Financial Officer;

(c) Ronald W. Allen, a member of the TCCC Board of Directors;

(d) Marie Quintero-Johnson, TCCC Vice President and Director;

(e) James C. Katzman, Managing Director at Goldman Sachs & Co;

(f) Enrique F. Senior, Managing Director at Allen & Company LLC;

(g) Davin Staats, Director at Lazard Frères & Co. LLC and a member of the engagement team on the Transaction;

(h) Reby Betsy Gulcan, Director of Mergers and Acquisitions at Credit Suisse Securities (USA) LLC; and

(i) Scott Bok, Chief Executive Officer at Greenhill & Co., LLC.

WW. On January 14, 2011, the Parties (defined below) entered into the Settlement Agreement.

XX. Defendants in the Actions, defined below, acknowledge that the claims raised by Plaintiffs in the Actions were a primary factor in determining to agree to the Modified Transaction Terms and the Supplemental Disclosures in exchange for Plaintiffs’ agreement to settle the Actions.

YY. The Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation.

ZZ. The entry by Plaintiffs into the MOU and/or the Stipulation is not an admission as to the lack of any merit of any claims asserted in the Actions. In negotiating and evaluating the terms of the MOU and the Stipulation, Plaintiffs’ Counsel considered the significant legal and factual defenses to Plaintiffs’ claims. Based upon their evaluation, Plaintiffs’ Counsel have determined that the Settlement (defined below) set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Class Members (defined below), and that they confer substantial benefits upon the Class Members.

AAA. Defendants each have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Actions, deny that any of the respective plaintiffs in the Actions or other Class Members suffered any damage whatsoever, deny that they acted improperly in any way, believe that they acted properly at all times, maintain that they diligently and scrupulously complied with their fiduciary duties, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Transaction; but the Defendants wish to enter into this Settlement solely to eliminate the uncertainties, burden and expense of further protracted litigation.

BBB. The Parties covenant and agree that neither the MOU nor the Stipulation, nor any of the terms and provisions of the MOU or the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith: (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties (defined below), or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in any of the Actions, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity; or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment (defined below) may be introduced in any proceeding, whether in the Georgia Court or otherwise, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

CCC. The Settlement of the Consolidated Georgia Action on the terms and conditions set forth herein will include, but not be limited to, a release of all claims asserted in the Actions.

NOW, THEREFORE, IT IS HEREBY STIPULATED, CONSENTED TO AND AGREED, by Plaintiffs, for themselves and on behalf of the Class, and the Defendants that, subject to the approval of the Georgia Court and pursuant to OCGA § 9-11-23 and the other conditions set forth herein, for the good and valuable consideration set forth herein and conferred on Plaintiffs and the Class, the Consolidated Georgia Action shall be finally and fully settled, compromised and dismissed, on the merits and with prejudice, and the Released Claims shall be finally and fully compromised, settled, released and dismissed with prejudice as to the Released Parties, in the manner and upon the terms and conditions hereafter set forth.

Definitions

1. The following capitalized terms, used in this Stipulation, shall have the meanings specified below:

(a) “Class” means, for purposes of this settlement only, all record and beneficial holders of CCE common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held any such CCE common stock at any time between and including February 25, 2010 and, October 2, 2010, the date of the consummation of the Transaction, but excluding Defendants and any firm, trust, corporation, or other entity controlled by any Defendant.

(b) For purposes of the Settlement only, the Consolidated Georgia Action shall be conditionally certified as a class action pursuant to OCGA §§ 9-11-23(a), 23(b)(1) and 23(b)(2) on behalf of the Class.

(c) “Class Counsel” means the law firms of Chitwood Harley Harnes LLP, Gardy & Notis, LLP and Faruqi & Faruqi, LLP.

(d) “Class Member” means a member of the Class.

(e) “Court Approval” means the entry of the Judgment.

(f) “Effective Date” means the first business day following the date the Judgment becomes final and non-appealable, whether by affirmance or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise. The finality of the Judgment shall not be affected by any appeal or other proceeding regarding solely an application for or award of attorneys’ fees and expenses.

(g) “Judgment” means the Order and Final Judgment to be entered in the Consolidated Georgia Action, substantially in the form attached as Exhibit C hereto.

(h) “Parties” means Plaintiffs and the Defendants.

(i) “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

(j) “Plaintiffs’ Counsel” means the law firms of Gardy & Notis, LLP, Faruqi & Faruqi, LLP, Chitwood Harley Harnes LLP, Labaton Sucharow LLP, Robbins Geller Rudman & Dowd LLP, Law Office of Jonathan M. Stein, P.L., Motley Rice, LLC, Kahn Swick & Foti, LLC, and Grant & Eisenhofer, P.A.

(k) “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that any or all Plaintiffs or any or all members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of CCE), which, now or hereafter, concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, any of the Actions or the subject matter of any of the Actions in any court, tribunal, forum or proceeding, including, without limitation, any and all claims which concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction or the issuance of any securities in connection therewith, (ii) any deliberations or negotiations in connection with the Transaction, including the process of deliberation or negotiation by each of CCE, TCCC, Merger Sub and New CCE and any of their respective officers, directors, members or advisors, (iii) the consideration received or to be received by Class members in connection with the Transaction, (iv) the Form S-4, Preliminary Proxy, Schedule 13E-3 and/or the Definitive Proxy, Proxy Supplement, and any subsequent amendments thereto, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (v) investments in (including, but not limited to, purchases, sales, exercises of rights with respect to and decisions to hold) securities issued by any of CCE, TCCC, Merger Sub or New CCE, or their respective affiliates, related to the Transaction, (vi) fiduciary obligations of the Released Parties (defined below) in connection with the Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending, or settling the Actions, except as otherwise set forth herein, or (viii) any of the allegations in any complaint or amendment(s) thereto filed in any of the Actions; provided, however, that the Released Claims shall not include the right to enforce this Settlement Agreement or the Settlement or any claims for statutory appraisal in connection with the Transaction by CCE stockholders who properly perfect such appraisal claims and do not otherwise waive their appraisal rights.

(l) Whether or not each or all of the following persons or entities were named, served with process or appeared in any of the Actions, “Released Parties” means (i) TCCC, CCE, New CCE, Merger Sub, John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin

Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood, (ii) any person or entity which is, was or will be related to or affiliated with any or all of them or in which any or all of them has, had or will have a controlling interest, and (iii) the respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates, of each and all of the foregoing.

(m) “Settlement” means the settlement of the Consolidated Georgia Action and the Consolidated Delaware Action between and among Plaintiffs, on behalf of themselves and the Class, and the Defendants, as set forth in this Stipulation.

(n) “Settlement Hearing” means the hearing to be held by the Georgia Court to determine whether to certify the Class for settlement purposes, whether Plaintiffs and Class Counsel have adequately represented the Class, whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice, whether an Order and Judgment approving the Settlement should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid to Class Counsel by TCCC and CCE and/or their successor(s) in interest and/or their respective insurer(s).

(o) “Unknown Claims” means any claim that Plaintiffs or any member of the Class do not know or suspect exist in his, her, its, or their favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs shall expressly and each member of the Class shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the members of the Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Defendants in entering into the Settlement Agreement.

Settlement Consideration and Scope of the Settlement

2. The Modified Transaction Terms and the Supplemental Disclosures (each as defined above) having each been agreed to and/or provided in part in consideration for the full and final settlement and dismissal with prejudice of the Consolidated Georgia Action and the release of any and all Released Claims, no Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Members in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise; provided, however, that (a) New CCE and TCCC shall be solely responsible for providing notice of the Settlement to the members of the Class and shall pay all reasonable, documented costs and expenses incurred in providing notice of the Settlement to the members of the Class and (b) TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s) shall be obligated to pay attorneys’ fees and expenses to Class Counsel upon an award, if any, of attorneys’ fees and expenses by the Georgia Court solely as provided in Paragraph 12 hereof.

3. As of the Effective Date, the Consolidated Georgia Action and the Released Claims shall be dismissed with prejudice, on the merits and without costs.

4. As of the Effective Date, Plaintiffs and all Class Members, and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors, and assigns, agree to release and forever discharge, and by operation of the Judgment shall release and forever discharge, all Released Claims as against all Released Parties.

5. As of the Effective Date, the Released Parties shall be deemed to be released and forever discharged from all of the Released Claims.

6. As of the Effective Date, Plaintiffs and all Class Members, and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors and assigns, will be forever barred and enjoined from commencing, instituting or prosecuting any Released Claims against any of the Released Parties.

Submission of the Settlement to the Georgia Court for Approval

7. As soon as practicable after this Settlement Agreement has been executed, Plaintiffs and/or the Defendants shall apply to the Georgia Court for entry of an Order in the form attached hereto as Exhibit A (the “Scheduling Order”), providing for, among other things: (a) the dissemination to the Class Members of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the “Notice”), substantially in the form attached hereto as Exhibit B; (b) the scheduling of the Settlement Hearing to consider: (i) the proposed Settlement, (ii) the joint request of the Parties that the Judgment be entered substantially in the form attached hereto as Exhibit C, (iii) certification of the Class, and (iv) Plaintiffs’ application for attorneys’ fees and expenses, and any objections to the foregoing; and (c) the injunction against the prosecution of any of the Released Claims pending further order of the Georgia Court. At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered substantially in the form attached hereto as Exhibit C. The Settlement Hearing shall be held no earlier than sixty (60) days following the Court’s entry of the Scheduling Order.

Conditions of Settlement

8. Within five (5) business days following the entry of the Judgment by the Georgia

Court, Plaintiffs shall petition the Delaware Court for dismissal of the Delaware Actions and the Consolidated Delaware Action with prejudice.

9. This Stipulation shall be subject to the following conditions and, except as provided in Paragraph 15, shall be cancelled and terminated unless:

(a) the Georgia Court enters the Scheduling Order substantially in the form attached hereto as Exhibit A;

(b) the Georgia Court enters the Judgment substantially in the form attached hereto as Exhibit C;

(c) the Effective Date shall have occurred; and

(d) the Delaware Actions and Consolidated Delaware Action shall have been dismissed with prejudice.

10. Upon occurrence of all of the events referenced in Paragraph 9 above, each Plaintiff and all Class Members shall hereby be deemed to have, and by operation of the Judgment shall have, fully, finally and forever, released, settled and discharged the Released Parties from and with respect to the Released Claims.

Notice

11. In connection with their application for entry of the Scheduling Order, the Parties shall jointly request that the Georgia Court approve the dissemination of the Notice by New CCE and TCCC to all reasonably identifiable members of the Class by means of: (a) First-Class mail, (b) a press release which, together with the Settlement Agreement and Notice, shall be made available on New CCE’s website until the expiration date of the time for filing a notice of appeal from the Order and Final Judgment, and (c) a Form 8-K filing with the SEC by New CCE that includes the press release referred to above, the Settlement Agreement and Notice. At least twenty (20) days prior to the Settlement Hearing, counsel for New CCE and TCCC shall file with the

Court an appropriate affidavit with respect to the preparation and dissemination of the Notice.

Attorneys’ Fees and Expenses

12. Plaintiffs and Class Counsel intend to petition the Georgia Court for an award of attorneys’ fees and expenses in an amount not to exceed $7.5 million (the “Fee Application”). Defendants reserve all rights to oppose and/or object to any an application for fees and expenses in an amount greater than $7.5 million. No application for any fees or expenses by counsel for Plaintiffs and/or the Class shall be made in any other court. The Fee Application shall be Plaintiffs’ and/or Class Counsel’s sole application for an award of fees or expenses in connection with any litigation concerning the Transaction, including but not limited to the Actions. Notwithstanding any other provision of this Stipulation, no fees or expenses shall be paid to Class Counsel in the absence of (1) entry by the Georgia Court of a Judgment which contains a release of the Released Claims and (2) dismissal with prejudice of the Delaware Actions and the Consolidated Delaware Action. The Parties acknowledge and agree that any fees and expenses awarded by the Georgia Court to Class Counsel shall be paid to Class Counsel by TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s) within five (5) business days after the earlier of (a) the Effective Date, or (b) entry of an order of the Georgia Court awarding such fees and expenses (the “Final Fee Award”). TCCC and New CCE shall pay Class Counsel such award as may be ordered by the Court, notwithstanding the existence of any timely filed objections, or potential appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Class Counsel’s executing undertakings satisfactory to TCCC and New CCE that set forth Class Counsel’s obligation to pay back any such amount, including interest, if, or to the extent that, the order awarding fees and expenses is amended or does not become final. In no event shall any of the Released Parties (other than TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s), as appropriate, subject to the provisions hereof) be obligated to pay any of such attorneys’ fees and expenses to Class Counsel. The disposition of the Fee Application is not a material term of this Stipulation, and final resolution of the Fee Application is not a condition of this Stipulation that such application be granted. The Fee Application may be considered separately from the proposed Settlement. Any disapproval or modification of the Fee Application by the Georgia Court or on appeal shall not affect or delay the enforceability of this Stipulation, provide any of the Parties with the right to terminate the Settlement, or affect or delay the binding effect or finality of the Judgment and the release of the Released Claims.

13. Plaintiffs’ Counsel warrants that no portion of any such award of attorneys’ fees or expenses shall be paid to any named plaintiff or any Class Member, except as approved by the Georgia Court. Class Counsel shall allocate any award of attorneys’ fees or expenses amongst Plaintiffs’ Counsel in a manner that they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Actions. Defendants and the Released Parties shall have no responsibility for the allocation of attorneys’ fees or expenses.

Stay Pending Court Approval

14. The Plaintiffs agree to stay the proceedings in the Consolidated Georgia Action and the Consolidated Delaware Action and to stay and not to initiate any other proceedings other than those incident to the Settlement itself pending the occurrence of the Effective Date. The Parties also agree to use their best efforts to seek the stay and dismissal of, and to oppose entry of any interim or final relief in favor of any Class Member in, any other proceedings against any of the Released Parties which challenges the Settlement, the Transaction, including any transactions contemplated thereby, or otherwise involves, directly or indirectly, a Released Claim, including but not limited to the Consolidated Delaware Action.

Effect of Disapproval, Cancellation or Termination

15. If either (a) the Georgia Court does not enter the Judgment in substantially the form of Exhibit C, (b) the Georgia Court enters the Judgment but on or following appellate review the Judgment is modified or reversed in any material respect, (c) any claim related to the subject matter of any of the Actions, the Transaction, or the Released Claims is commenced or prosecuted against any of the Defendants in any court prior to Effective Date, and (following a motion by any Defendant) any such claim is not dismissed with prejudice or stayed in contemplation of dismissal with prejudice, or (d) any of the other conditions of Paragraph 9 is not satisfied, this Stipulation shall be cancelled and terminated unless counsel for each of the parties to this Stipulation, within ten (10) business days from receipt of such ruling or event, agrees in writing with counsel for the other parties hereto to proceed with this Stipulation and the Settlement, including only with such modifications, if any, as to which all other parties in their sole judgment and discretion may agree. For purposes of this Paragraph, an intent to proceed shall not be valid unless it is expressed in a signed writing. Neither a modification nor a reversal on appeal of the amount of fees, costs and expenses awarded by the Georgia Court to Class Counsel shall be deemed a material modification of the Judgment or this Stipulation.

16. If the Effective Date does not occur, or if this Stipulation is disapproved, canceled or terminated pursuant to its terms, all of the parties to this Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to the execution of the MOU, and they shall proceed in all respects as if the MOU and this Stipulation had not been executed and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in any of the Actions shall be preserved without prejudice in any way. In the event the Effective Date does not occur or the Settlement otherwise does not become final for any reason,

Defendants reserve the right to oppose certification of any plaintiff class in any future proceedings (including, but not limited to, in any proceedings in any of the Actions).

Miscellaneous Provisions

17. All of the Exhibits referred to herein shall be incorporated by reference as though fully set forth herein.

18. This Stipulation may be amended or modified or any of its provisions waived only by a written instrument signed by counsel for all parties hereto or their successors.

19. The Parties represent and agree that the terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

20. Neither the MOU nor this Stipulation, nor the fact or any terms of the Settlement, is evidence, or an admission or concession by any Party in any of the Actions, any signatory hereto or any Released Party, of any fault, liability or wrongdoing whatsoever, as to any facts or claims alleged or asserted in any of the Actions, or any other actions or proceedings. Neither the MOU nor this Stipulation is evidence or an admission or concession by any Party in any of the Actions as to the validity or invalidity of any claims or defenses in any of the Actions or any wrongdoing by any of the defendants named therein or any damages or injury to any Class Members. Neither the MOU nor this Stipulation, nor any of the terms and provisions of the MOU or this Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in any of the Actions, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment may be introduced in any proceeding, whether in the Georgia Court or otherwise, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

21. To the extent permitted by law, all agreements made and orders entered during the course of the Actions relating to the confidentiality of documents or information shall survive this Stipulation.

22. The waiver by any Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of that or any other prior or subsequent breach of any provision of this Stipulation by any other Party.

23. This Stipulation and the Exhibits constitute the entire agreement among the Parties and supersedes any prior agreements among the Parties with respect to the subject matter hereof, including the MOU. No representations, warranties or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents.

24. The Parties hereto and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the Georgia Court required by this Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement).

25. In the event that any claim related to the subject matter of any of the Actions, the Transaction, or the Released Claims is commenced or prosecuted against any of the Defendants in any court prior to the Effective Date, the Parties shall cooperate and use best efforts to secure the dismissal with prejudice (or a stay in contemplation of dismissal with prejudice, following the Effective Date) thereof.

26. Plaintiffs and Class Counsel represent and warrant that Plaintiffs are members of the Class and that none of the Plaintiffs’ claims or causes of action referred to in this Stipulation have been assigned, encumbered, or otherwise transferred in any manner in whole or in part. Each Party represents and warrants that the Party, or a responsible officer or partner or other fiduciary thereof, has read this Settlement Agreement and understands the contents thereof.

27. This Stipulation shall be binding upon and shall inure to the benefit of the Parties hereto and the Class (and, in the case of the releases, all Released Parties) and the respective legal representatives, heirs, executors, administrators, transferees, successors and assigns of all such foregoing Persons and upon any corporation, partnership, or other entity into or with which any party may merge, consolidate or reorganize.

28. Except for attorney notes, pleadings, other Georgia Court submissions and transcripts of depositions, Plaintiffs agree to be bound by the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential Information entered in the

Delaware case, specifically paragraph 23, concerning the destruction of or return to the Defendants all discovery obtained from the Defendants or any third party.

29. Each counsel signing this Stipulation represents and warrants that such counsel has been duly empowered and authorized to sign this Stipulation on behalf of his or her clients.

30. This Stipulation may be executed in one or more counterparts, including by facsimile and electronic mail.

31. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that the Stipulation is the result of arm’s-length negotiations between the Parties.

32. This Stipulation, the Settlement, and any and all disputes arising out of or relating in any way to this Stipulation or Settlement, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflicts of law principles. Any action or proceeding arising out of or relating in any way to this Stipulation or the Settlement, or to enforce any of the terms of the Stipulation or Settlement, shall (i) be brought, heard and determined exclusively in the Georgia Court, which shall retain jurisdiction over the Parties and all such disputes (provided that, in the event that subject matter jurisdiction is unavailable in the Georgia Court, then any such action or proceeding shall be brought, heard and determined exclusively in any other state or federal court sitting in Fulton County, Georgia) and (ii) shall not be litigated or otherwise pursued in any forum or venue other than the Georgia Court (or, if subject matter jurisdiction is unavailable in the Georgia Court, then in any forum or venue other than any other state or federal court sitting in Fulton County,

Georgia). THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO DEMAND A JURY TRIAL AS TO ANY DISPUTE DESCRIBED IN THIS PARAGRAPH.

OF COUNSEL

James S. Notis

Jennifer Sarnelli

Charles A. Germershausen

GARDY & NOTIS, LLP

560 Sylvan Avenue

Englewood Cliffs, New Jersey 07632

Telephone: (201) 567-7377

Emily Komlossy

Anthony Vozzolo

FARUQI & FARUQI, LLP

369 Lexington Avenue, 10th Floor

New York, New York 10017

Telephone: (212) 983-9330

[Additional Signatures Appear On the Following Pages]

Martin D. Chitwood (GA Bar No. 124950)

James M. Wilson, Jr. (GA Bar No. 768445)

Molly A. Havig (GA Bar No. 432147)

CHITWOOD HARLEY HARNES LLP

1230 Peachtree Street, NE

2300 Promenade II

Atlanta, Georgia 30309

Telephone: (404) 873-3900

Facsimile: (404) 876-4476

Lead Counsel for Plaintiffs Natalie Gordon, Robert Lang and Charles McPherson

OF COUNSEL:
Jonathan Gardner Alan I. Ellman LABATON SUCHAROW LLP 140 Broadway New York, New York 1005 Telephone: (212) 907-0700 Counsel for Plaintiff State-Boston Retirement System

Jay W. Eisenhofer (DE Bar No. 2864)

Michael J. Barry (DE Bar No. 4368)

GRANT & EISENHOFER, P.A.

1201 N. Market Street, Suite 2100

Wilmington, Delaware 19801

Telephone: (302) 622-7000

Facsimile: (302) 622-7100

Stuart A. Davidson Cullin A. O’Brien ROBBINS GELLER RUDMAN & DOWD LLP

120 E. Palmetto Park Road, Suite 500

Boca Raton, FL 33432

Telephone: (561) 750-3000

Counsel for Plaintiff Stationary Engineers Local 39

Pension Trust Fund

Jonathan M. Stein

LAW OFFICE OF JONATHAN M. STEIN, P.L.

120 E. Palmetto Park Road, Suite 420

Boca Raton, FL 33432

Telephone: (561) 961-2244

Counsel for Plaintiff Stationary Engineers Local 39

Pension Trust Fund

Joseph F. Rice

William S. Norton

Joshua C. Littlejohn

J. Brandon Walker

MOTLEY RICE LLC

28 Bridgeside Blvd.

Mt. Pleasant, South Carolina 29464

Telephone: (843) 216-9000

Counsel for Plaintiff KBC Asset Management, N.V.

Lewis S. Kahn

Michael A. Swick

Albert M. Myers

KAHN SWICK & FOTI, LLC

206 Covington Street

Madisonville, Louisiana 70447

Telephone: (504) 455-1400

Counsel for Plaintiffs Louisiana Municipal Police

Employees Retirement System

Christine S. Azar (DE Bar No. 4170)

LABATON SUCHAROW LLP

One Commerce Center

1201 N. Orange St., Suite 801

Wilmington, Delaware 19801

Telephone: (302) 573-2530

Facsimile: (302) 573-2529

Co-Lead Counsel for Plaintiffs State-Boston Retirement System; Louisiana Municipal Police Employees Retirement System; Plumbers and Pipefitters Local Union 719 Pension Trust Fund; Stationary Engineers Local 39 Pension Trust Fund; and KBC Asset Management N.V.

OF COUNSEL Jay B. Kasner SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000

L. Joseph Loveland (GA Bar No. 459350)

M. Robert Thornton (GA Bar No. 710475)

Jeffrey S. Cashdan (GA Bar No. 115755)

Benjamin Lee (GA Bar No. 443082)

KING & SPALDING

1180 Peachtree Street NE

Atlanta, Georgia 30309

Telephone: (404) 572-4600

Facsimile: (404) 572-5100

Edward P. Welch (DE Bar No. 671)

Edward B. Micheletti (DE Bar No. 3794)

Jenness E. Parker (DE Bar No. 4659)

Sarah T. Runnells (DE Bar No. 5230)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899-0636

Telephone: (302) 651-3000

John Lewis, Jr.

Senior Managing Litigation Counsel

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia 30313

Counsel for The Coca-Cola Company and Cobalt Subsidiary LLC

OF COUNSEL

Charles A. Gilman

Patricia Farren

Susan Buckley

CAHILL GORDON & REINDEL LLP

Eighty Pine Street

New York, New York 10005

Telephone: (212) 701-3000

Kevin G. Abrams (DE Bar No. 2375)

Eric D. Selden (DE Bar No. 4911)

ABRAMS &BAYLISS LLP

20 Montchanin Road, Suite 200

Wilmington, Delaware 19807

Telephone: (302) 778-1000

Todd R. David (GA Bar No. 206526)

John A. Jordak, Jr. (GA Bar No. 404250)

Elizabeth P. Skola (GA Bar No. 650901)

ALSTON & BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

Telephone: (404) 881-7000

Facsimile: (404) 881-7777

Counsel for Coca-Cola Enterprises Inc., International CCE, Inc., and John F. Brock

OF COUNSEL

Andre G. Bouchard (DE Bar No. 2504)

Sean M. Brennecke (DE Bar No. 4686)

BOUCHARD MARGULES & FRIEDLANDER, P.A

222 Delaware Avenue, Suite 1400

Wilmington, Delaware 19801

Telephone: (302) 573-3500

J. David Dantzler, Jr. (GA Bar. No. 205125)

J. Timothy Mast (GA Bar. No. 476199)

Jaime L. Theriot (GA Bar. No. 497652)

TROUTMAN SANDERS LLP

5200 Bank of America Plaza

600 Peach Street, N.E.

Atlanta, Georgia 30308-2216

Telephone: (404) 885-3000

Facsimile: (404) 885-3900

Counsel for John Hunter and Irial Finan

OF COUNSEL

Bruce Silverstein (DE Bar No. 2495)

Tammy L. Mercer (DE Bar No. 4957)

YOUNG CONAWAY STARGATT & TAYLOR, LLP

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, Delaware 19801

Telephone: (302) 571-6600

David L. Balser (GA Bar. No. 035835)

Gregory S. Brow (GA Bar. No. 086422)

J. Patton Dycus (GA Bar. No.236636)

MCKENNA LONG & ALDRIDGE LLP

303 Peach Street N.E., Suite 5300

Atlanta, Georgia 30308

Telephone: (404) 527-4000

Facsimile: (404) 527-4198

Attorneys for Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas H. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood

Dated: January 14, 2011

EXHIBIT A

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

IN RE THE COCA-COLA COMPANY SHAREHOLDER LITIGATION	Civil Action No. 2010CV182035

SCHEDULING ORDER ON PRELIMINARY APPROVAL OF CLASS

ACTION SETTLEMENT AND CLASS CERTIFICATION

WHEREAS, the parties to the above-captioned class action (the “Action”) have agreed to settle the Action; and

WHEREAS, Plaintiffs and Defendants have applied pursuant to O.C.G.A. § 9-11-23(e) for an Order approving the proposed settlement of the Action and determining certain matters in accordance with the Stipulation and Agreement of Compromise and Settlement, entered into by the settling parties, dated as of January 14, 2011 (the “Stipulation” or “Settlement Agreement”), and for the dismissal of the Action upon the terms and conditions set forth in the Stipulation;1

NOW, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto, a copy of which is annexed hereto, and after due deliberation,

IT IS HEREBY ORDERED AND ADJUDGED this          day of                             , 2011, that:

1. For purposes of settlement only, the Action shall be maintained as a class action under O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2) on behalf of the following class (the “Class”):

All record and beneficial holders of CCE (defined below) common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held any such CCE common stock at any time between and including February 25, 2010 and October 2, 2010, the date of consummation of the Transaction, but excluding Defendants

[1]	Capitalized terms (other than proper nouns) that are not defined herein shall have the meanings set forth in the Stipulation.

The Coca-Cola Company, Coca-Cola Enterprises Inc. (now named Coca-Cola Refreshments USA, Inc., and referred to herein as “CCE”), International CCE, Inc. (now named Coca-Cola Enterprises, Inc., and referred to herein as “New CCE”), Cobalt Subsidiary LLC, John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood; and any firm, trust, corporation, or other entity controlled by any Defendant.

2. For purposes of the Settlement only, Plaintiffs Robert Lang, Natalie Gordon, and Charles McPherson are preliminarily appointed as Co-Lead Plaintiffs; and Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP are preliminarily appointed as Class Counsel.

3. A hearing (the “Settlement Hearing”) will be held on                             , 2011, at     :       .m., in the Fulton County Superior Court (the “Court”), 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303 to: (a) consider whether the Class should be certified permanently, for purposes of settlement, (b) determine whether the Plaintiffs and their counsel have adequately represented the interests of the Class in the Action, (c) determine whether the Court should approve the Settlement as fair, reasonable and adequate and in the best interests of the Class, (d) determine whether final judgment should be entered dismissing the Action and the Released Claims as to the Released Parties with prejudice as against Plaintiffs and the Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims (as provided in the Stipulation) and (e) consider other matters, including a request by Plaintiffs’ counsel for attorneys’ fees and reimbursement of expenses, such attorneys’ fees and expenses (if and only if awarded by this Court) to be paid by TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s). The Court may adjourn and reconvene the Settlement Hearing without further notice to members of the Class other than by oral announcement at the Settlement Hearing or any adjournment thereof.

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4. The Court may approve the settlement, according to the terms and conditions of the Stipulation, as it may be modified by the parties thereto, with or without further notice to Class Members. Further, the Court may render its final judgment dismissing the Action against the Defendants and the Released Claims with prejudice (as provided in the Stipulation), approving releases by Plaintiffs and the Class of claims against the Released Parties, and ordering the payment of attorneys’ fees and expenses, all without further notice.

5. The Court approves, in form and substance, the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing substantially in the form attached as Exhibit B to the Stipulation (the “Notice”). The Court finds the mailing of the Notice in substantially the manner set forth in paragraph 6 of this Order constitutes the best notice practicable under the circumstances to all persons entitled to such notice of the Settlement Hearing and the proposed Settlement, and meets the requirements of O.C.G.A. § 9-11-23 and due process.

6. At least forty-five (45) days before the Settlement Hearing, New CCE shall cause the Notice to be mailed by United States mail, first class, postage pre-paid, to each person who is shown on the records of CCE, its successors in interest or their respective transfer agents, to be a record owner of any shares of common stock of CCE (the “Shares”) at any time between and including February 25, 2010 and October 2, 2010, the date of consummation of the Transaction, at his, her or its last known address appearing in the stock transfer records maintained by or on behalf of CCE. All record holders in the Class who were not also the beneficial owners of any Shares held by them of record shall be requested in the Notice to forward the Notice to such beneficial owners of those Shares. New CCE shall use reasonable efforts to give notice to such beneficial owners by causing additional copies of the Notice (a) to be made available to any

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record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (b) to be mailed to beneficial owners whose names and addresses New CCE receives from record owners.

7. At least twenty (20) calendar days before the date of the Settlement Hearing, counsel for New CCE shall file with the Court proof of mailing of the Notice.

8. At the Settlement Hearing, any member of the Class who desires to do so may appear personally or by counsel, and show cause, if any, why the Class should not be permanently certified, pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2); why the settlement of this Action in accordance with and as set forth in the Stipulation should not be approved as fair, reasonable and adequate and in the best interests of the Class; why judgment should not be entered in accordance with and as set forth in the Stipulation; or why the Court should not grant an award of reasonable attorneys’ fees and expenses to Class Counsel for their services and actual expenses incurred in the Action; provided, however, that unless the Court in its discretion otherwise directs, no Class Member, or any other person, shall be entitled to contest the approval of the terms and conditions of the Settlement or (if approved) the judgment to be entered thereon, or the allowance of fees and expenses to Class Counsel, and no papers, briefs, pleadings or other documents submitted by any member of the Class or any other person (excluding a party to the Stipulation) shall be received or considered, except by order of the Court for good cause shown, unless, no later than ten (10) days prior to the Settlement Hearing, such person files with the Fulton County Superior Court, 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303, and serves upon the attorneys listed below: (a) a written notice of intention to appear; identifying the name, address and telephone number of the objector and if represented, their counsel; (b) proof of membership in the Class, including a listing of all

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transactions in CCE common stock during the Class Period, or proof of current ownership of CCE common stock; (c) a written statement of objections to any matter before the Court; and (d) the grounds therefor or the reasons for wanting to appear and be heard, as well as all documents or writings the Court shall be asked to consider. These writings must be served by hand or overnight mail upon the following attorneys:

Chitwood Harley Harnes LLP Martin D. Chitwood, Esq. 1230 Peachtree Street, NE 2300 Promenade II Atlanta, Georgia 30309	King & Spalding M. Robert Thornton, Esq. 1180 Peachtree Street NE Atlanta, Georgia 30309

Troutman Sanders LLP J. David Dantzler, Jr., Esq. 5200 Bank of America Plaza 600 Peach Street, N.E. Atlanta, Georgia 30308-2216	Alston & Bird LLP Todd R. David, Esq. One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309

Mckenna Long & Aldridge LLP David L. Balser, Esq. 303 Peach Street N.E., Suite 5300 Atlanta, Georgia 30308

9. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. Class Members who do not object need not appear at the Settlement Hearing or take any other action to indicate their approval.

10. All documents in support of this Settlement and/or the entry of the Order and Final Judgment shall be filed with this Court and served on the counsel listed in paragraph 8 above at least twenty (20) days prior to the Settlement Hearing. All responses to any written statements of objections filed in accordance with paragraph 8 above shall be filed with this Court

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and served on all counsel listed in paragraph 8 above at least five (5) days prior to the Settlement Hearing.

11. Institution or prosecution of any action or claim that is subject to the release, dismissal or bar provisions in the Stipulation is hereby enjoined pending further order of the Court.

12. All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, are hereby stayed and suspended until further order of this Court.

13. In the event this Settlement is terminated, the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable and the fact of the Settlement shall not be admissible in any trial of this Action, and the Parties shall be deemed to have reverted to their respective status in this Action immediately prior to execution of the MOU with respect to the Georgia Complaint and the Delaware Complaint and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

SO ORDERED this          day of                              , 2011

ALICE D. BONNER, SENIOR JUDGE
Superior Court of Fulton County
Atlanta Judicial Circuit

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EXHIBIT B

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

IN RE THE COCA-COLA COMPANY SHAREHOLDER LITIGATION	Civil Action No. 2010CV182035

NOTICE OF PENDENCY OF CLASS ACTION, PROPOSED

SETTLEMENT OF CLASS ACTION AND SETTLEMENT HEARING

TO:

ALL RECORD AND BENEFICIAL HOLDERS OF CCE (DEFINED BELOW) COMMON STOCK, THEIR RESPECTIVE SUCCESSORS IN INTEREST, SUCCESSORS, PREDECESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM, TOGETHER WITH THEIR PREDECESSORS AND SUCCESSORS AND ASSIGNS, WHO HELD ANY SUCH CCE COMMON STOCK AT ANY TIME BETWEEN AND INCLUDING FEBRUARY 25, 2010 AND OCTOBER 2, 2010, THE DATE OF CONSUMMATION OF THE TRANSACTION (DEFINED BELOW), BUT EXCLUDING DEFENDANTS (DEFINED BELOW), AND ANY FIRM, TRUST, CORPORATION, OR OTHER ENTITY CONTROLLED BY ANY DEFENDANT.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT OR PURSUING THE “RELEASED CLAIMS” (AS DEFINED BELOW).

IF YOU ARE A NOMINEE WHO HELD CCE COMMON STOCK FOR THE BENEFIT OF ANOTHER, READ THE SECTION BELOW AT PARAGRAPH 16 ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.”

The purpose of the Notice is to inform you of this lawsuit, a proposed settlement of the lawsuit, and a hearing to be held by the Superior Court of Fulton County, Georgia (the “Court” or the “Georgia Court”). The hearing will be held in the Fulton County Superior Court, 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303, on                         , 2011, at     :       .m. (the “Settlement Hearing”) to (a) determine whether the consolidated action captioned In re

Coca-Cola Shareholders Litigation pending in the Georgia Court as C.A. No. 2010-CV-182035 (the “Consolidated Georgia Action”) may be maintained as a class action and whether the Class (defined below) should be certified permanently, for settlement purposes, pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2); (b) determine whether plaintiffs Natalie Gordon, Robert Lang and Charles McPherson (collectively, “Plaintiffs”) may be designated as class representatives with the law firms of Chitwood Harley Harnes, LLP, Gardy & Notis, LLP and Faruqi & Faruqi, LLP as class counsel (“Class Counsel”), and whether such Plaintiffs and Class Counsel have adequately represented the interests of the Class in the Consolidated Georgia Action; (c) determine whether a Stipulation and Agreement of Compromise and Settlement dated as of January 14, 2011 (the “Settlement Agreement” or the “Stipulation”), and the terms and conditions of the Settlement (defined below) proposed in the Stipulation, are fair, reasonable and adequate and in the best interests of the members of the Class and should be approved by the Court; (d) determine whether a Judgment (defined below) should be entered dismissing the Consolidated Georgia Action and the Released Claims (defined below) as to the Released Parties (defined below) with prejudice as against Plaintiffs and the Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims; (e) hear and rule on any objections to the Settlement; (f) consider the application of Class Counsel for an award of attorneys’ fees and reimbursement of expenses, and any objections thereto; and (g) rule on other such matters as the Court may deem appropriate.

BACKGROUND OF THE LAWSUIT

THE DESCRIPTION OF THE CONSOLIDATED GEORGIA ACTION AND SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH

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MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

A. On February 25, 2010, The Coca-Cola Company (“TCCC”), Coca-Cola Enterprises Inc. (now named Coca-Cola Refreshments USA, Inc., and referred to herein as “CCE”), International CCE, Inc. (now named Coca-Cola Enterprises, Inc., and referred to herein as “New CCE”) and Cobalt Subsidiary LLC (“Merger Sub”) announced that the companies had entered into a Business Separation and Merger Agreement (“Merger Agreement”). Pursuant to the Merger Agreement, immediately prior to the merger, CCE’s businesses of marketing, producing and distributing nonalcoholic beverages outside of the United States, Canada, the British Virgin Islands, the United States Virgin Islands and the Cayman Islands was separated and transferred to New CCE. Merger Sub then merged with and into CCE, with CCE continuing as the surviving corporation and a wholly owned subsidiary of TCCC. Each share of CCE common stock, other than the shares owned by TCCC, was converted automatically into the right to receive 1.000 share of New CCE common stock, and $10.00 in cash (the “Merger Consideration”). Upon completion of the transactions contemplated by the Merger Agreement (collectively, the “merger”), TCCC owns what were CCE’s North American business, and New CCE owns what were CCE’s European operations and its Canadian financing company. Also upon completion of the transactions contemplated by the Merger Agreement, CCE (as the resulting entity of the merger of Merger Sub with and into CCE) changed its name to Coca-Cola Refreshments USA, Inc., and New CCE (then International CCE, Inc.) changed its name to Coca-Cola Enterprises, Inc. As consideration for the acquisition of CCE’s North American assets and liabilities, TCCC surrendered its approximately 34% equity stake in CCE, and assumed $8.8 billion of CCE debt.

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B. Pursuant to the Merger Agreement, New CCE shall have the right to purchase, for fair value (as mutually agreed), all of TCCC’s right, title and interest in Coca-Cola Erfrischungsgetrake AG on such terms and conditions as are mutually acceptable to TCCC and New CCE (the “German Option”).

C. Concurrently with the merger, New CCE acquired TCCC’s bottling operations in Norway and Sweden (the “Norway-Sweden Transactions” and, together with the transactions contemplated by the Merger Agreement, including the German Option and the merger, the “Transaction”) pursuant to the terms of the Norway-Sweden Share Purchase Agreement, dated as of March 20, 2010, which provides for the purchase by New CCE of all of TCCC’s right, title and interest in Coca-Cola Drikker AS and Coca-Cola Drycker Sverige AB for $822,000,000.

D. The Transaction was conditioned upon the affirmative vote of holders of at least (a) 66 2/3% of the voting power of all outstanding shares of CCE Common Stock (as defined in the Merger Agreement) entitled to vote generally in the election of directors and (b) a majority of all outstanding shares of CCE Common Stock (other than any such shares held by TCCC or any of its Subsidiaries or any of its or CCE’s executive officers or directors) entitled to vote in the election of directors.

E. Between February 25, 2010 and March 10, 2010, three putative class actions were filed in the Georgia Court, all alleging, among other things, that CCE and its board of directors had breached their fiduciary duties in connection with their consideration and approval of the Transaction, and that TCCC had also breached its fiduciary duties in connection with entering into the Transaction. The actions are as follows: Lang v. The Coca-Cola Co., C.A. No. 2010CV182035 (Ga. Super. Ct. filed Feb. 25, 2010); Gordon v. The Coca-Cola Co., C.A. No.

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2010CV182500 (Ga. Super. Ct. filed Mar. 8, 2010); and McPherson v. The Coca-Cola Co., C.A. No. 2010CV182618 (Ga. Super. Ct. filed Mar. 10, 2010) (collectively, the “Georgia Actions”).

F. On March 9, 2010, Plaintiffs in the filed Georgia Actions moved to consolidate the Lang and Gordon actions, and to appoint Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Georgia Actions. Plaintiffs in the Georgia Actions thereafter filed an amended motion to consolidate the Georgia Actions, adding the McPherson action, and to appoint Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Georgia Actions. Plaintiffs in the Georgia Actions also served Requests for Production of Documents addressed to TCCC, CCE and the CCE directors on March 8, 2010. On March 10, 2010, Plaintiffs in the Georgia Actions served Requests for Production of Documents addressed to non-party investment advisers Goldman Sachs & Co., Lazard Frères & Co. LLC, and Credit Suisse Securities (USA) LLC. On March 17, 2010, Plaintiffs in the Georgia Actions moved to obtain commissions to serve out-of-state non-party investment advisors Allen & Company and Greenhill & Company, LLC.

G. On March 25, 2010 and April 9, 2010, the Georgia Court entered orders consolidating the Georgia Actions as In re The Coca-Cola Co. Shareholders Litigation, C.A. No. 2010CV182035 (the “Consolidated Georgia Action”), appointing Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP as Plaintiffs’ Co-Lead Counsel in the Georgia Actions, and providing for the filing of a Consolidated Complaint and the initiation of discovery and other pre-trial proceedings.

H. On May 14, 2010, pursuant to an order of the Georgia Court, the Consolidated Georgia Action was transferred to the Business Case Division of Fulton County Superior Court.

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I. On June 3, 2010, Plaintiffs in the Consolidated Georgia Action filed their Consolidated Amended Complaint (the “Georgia Complaint”), which contained, among others, claims asserting that Defendants failed to disclose material information in the Form S-4 registration statement filed with the Securities and Exchange Commission (“SEC”) on May 25, 2010.

J. On July 6, 2010, all Defendants filed Motions to Dismiss the Georgia Complaint, Motions to Stay Proceedings, and Answers and Defenses to the Georgia Complaint.

K. Also, on July 6, 2010, Plaintiffs filed a Motion for Class Certification in the Consolidated Georgia Action.

L. On July 30, 2010, Plaintiffs filed their Response in Opposition to the Defendants’ Motions to Stay and Motions to Dismiss in the Consolidated Georgia Action.

M. Between March 1, 2010 and March 10, 2010, five putative class actions were filed in the Delaware Court of Chancery (the “Delaware Court”), all alleging, among other things, that CCE and its board of directors had breached their fiduciary duties in connection with their consideration and approval of the Transaction, and that TCCC had also breached fiduciary duties in connection with entering into the Transaction. The actions are as follows: State-Boston Retirement System v. Coca-Cola Enterprises Inc., C.A. No. 5291 (Del. Ch. filed Mar. 1, 2010); Louisiana Municipal Police Employees Retirement System v. Coca-Cola Enterprises Inc., C.A. No. 5304 (Del. Ch. filed Mar. 3, 2010); Stationary Engineers Local 39 Pension Trust Fund v. Coca-Cola Enters. Inc., C.A. No. 5305 (Del. Ch. filed Mar. 3, 2010); Skandia Life Insurance Co. Ltd. v. The Coca-Cola Co., C.A. No. 5316 (Del. Ch. filed Mar. 8, 2010) and KBC Asset Management N.V. v. The Coca-Cola Co., C.A. No. 5326 (Del. Ch. filed Mar. 10, 2010)

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(collectively, the “Delaware Actions,” and collectively, with the Georgia Actions, the “Actions”).

N. On March 16, 2010, the Delaware Court consolidated the Delaware Actions as In re Coca-Cola Enterprises Inc. Shareholders Litigation, Consolidated C.A. No. 5291-VCN (the “Consolidated Delaware Action”), appointed Labaton Sucharow LLP and Grant & Eisenhofer, P.A. as Plaintiffs’ Co-Lead Counsel in the Consolidated Delaware Action, and deemed the complaint in State-Boston Retirement System v. Coca-Cola Enterprises, Inc. et al. the operative complaint in the Consolidated Delaware Action.

O. On March 31, 2010, the Delaware Plaintiffs filed a Verified Consolidated Complaint in the Consolidated Delaware Action, containing, among others, claims for breach of fiduciary duty by Defendants and claims for violation of Section 271 of the Delaware General Corporation Law.

P. On April 7, 2010, the Delaware Plaintiffs served their First Request for Production of Documents in the Consolidated Delaware Action.

Q. On April 15, 2010, Defendant TCCC filed in the Consolidated Delaware Action its Answer and Affirmative Defenses to the Verified Consolidated Complaint.

R. On April 16, 2010, Defendants CCE and John F. Brock (“Brock”) served Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

S. Also on April 16, 2010, Defendant TCCC served Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

T. Also on April 16, 2010, Defendants Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas H. Johnson, Suzanne B.

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Lebarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood (the “Independent Directors”) served the Independent Director Defendants’ Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

U. Also on April 16, 2010, Defendants Irial Finan and John Hunter served their Responses and Objections to Plaintiffs’ First Request for Production of Documents in the Consolidated Delaware Action.

V. On April 19, 2010, Defendants CCE and Brock filed their Answer and Affirmative Defenses to the Verified Consolidated Complaint in the Consolidated Delaware Action.

W. On May 4, 2010, the Independent Directors and Defendants Finan and Hunter filed their respective Answers and Affirmative Defenses to the Verified Consolidated Complaint in the Consolidated Delaware Action.

X. On May 25, 2010, New CCE filed with the SEC a Form S-4 registration statement, including a preliminary proxy statement/prospectus (the “Preliminary Proxy”). On the same date, CCE and New CCE each filed with the SEC a Schedule 13E-3 in connection with the Transaction.

Y. On June 17, 2010, the Delaware Court entered the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential Information.

Z. On June 25, 2010, the Delaware Court granted Plaintiffs’ Motion for Leave to File the Amended Verified Consolidated Complaint Under Seal.

AA. Also on June 25, 2010, the Delaware Plaintiffs filed the Amended Verified Consolidated Complaint Under Seal in the Consolidated Delaware Action (the “Delaware Complaint”).

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BB. On July 8, 2010, New CCE filed with the SEC Amendment No. 1 to Form S-4, and CCE and New CCE each filed with the SEC Amendment No. 1 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

CC. On July 12, 2010, Defendant TCCC filed its Answer and Affirmative Defenses to the Delaware Complaint.

DD. On July 15, 2010, the Defendants other than TCCC filed their respective Answers and Affirmative Defenses to the Delaware Complaint.

EE. On July 23, 2010, the Delaware Plaintiffs filed motions for commissions to serve subpoenas on Goldman, Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC and Greenhill & Co., LLC in the Consolidated Delaware Action.

FF. On July 26, 2010, the Delaware Plaintiffs purported to cause a subpoena to be served upon Credit Suisse Securities (USA) LLC in the Consolidated Delaware Action.

GG. On July 29, 2010, TCCC filed a Motion for Judgment on the Pleadings and an accompanying Memorandum of Law seeking an order for judgment on the pleadings in favor of TCCC and dismissing the Delaware Complaint with prejudice.

HH. On July 30, 2010, the Delaware Court granted the Delaware Plaintiffs’ motions for commissions to serve subpoenas on Goldman, Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC and Greenhill & Co., LLC.

II. On August 4, 2010, New CCE filed with the SEC Amendment No. 2 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 2 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

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JJ. On August 19, 2010, New CCE filed with the SEC Amendment No. 3 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 3 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

KK. On August 25, 2010, New CCE filed with the SEC Amendment No. 4 to Form S-4, and New CCE and CCE each filed with the SEC Amendment No. 4 to Schedule 13E-3 in connection with the Transaction, which addressed certain of the disclosure claims asserted in the Actions.

LL. On August 26, 2010, CCE filed with the SEC its Schedule 14A Definitive Proxy Statement (“Definitive Proxy”) in connection with the Transaction. The Definitive Proxy was mailed to holders of record of CCE common stock on August 31, 2010.

MM. During the course of the Actions, counsel for Defendants (“Defendants’ Counsel”) and counsel for Plaintiffs (“Plaintiffs’ Counsel”) engaged in arms’ length discussions and negotiations regarding a potential resolution of the claims asserted in the Actions.

NN. In connection with such discussions and negotiations, Plaintiffs’ Counsel proposed to Defendants’ Counsel modifications to certain terms contained in the Merger Agreement and additional disclosures that Plaintiffs’ Counsel believed should be included in the Preliminary Proxy and/or the Definitive Proxy.

OO. After negotiations, the Parties reached an agreement in principle providing for settlement of the Actions on the terms and conditions set forth below, which would include but not be limited to a release of all claims asserted in the Consolidated Georgia Action and which would have the effect of releasing all claims asserted in the Consolidated Delaware Action, and

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which the parties believe would be fair, reasonable and adequate and in the best interests of the Parties and the Class.

PP. On September 3, 2010, the Parties executed a memorandum of understanding (the “MOU”) containing the terms for the Parties’ agreement in principle to resolve the Consolidated Georgia Action, which Plaintiffs in the Consolidated Delaware Action also executed. In part in consideration for the full and final settlement and dismissal with prejudice of the Consolidated Georgia Action and the release of any and all Released Claims, the Parties’ agreed in principle to the following:

(a)	Modifications to the Transaction’s Terms

TCCC, CCE, New CCE, and Merger Sub, by their respective boards of directors, would agree to the following amendments to the Merger Agreement (collectively, “the Modified Transaction Terms”):

(i) The Termination Fee, as defined in Paragraph 8.2(c) of the Merger Agreement would be reduced from $200,000,000 to $180,000,000;

(ii) Paragraph 8.2(d)(D) of the Merger Agreement would be modified such that the 365 calendar day period following the termination of the Merger Agreement referred to in that paragraph would be modified and reduced to nine (9) months following the termination of the Merger Agreement;

(iii) Paragraph 6.22 of the Merger Agreement would be modified such that the time during which “Splitco” (as defined in the Merger Agreement) shall have the right to purchase all of TCCC’s right, title and interest in the “German Entity” (as defined in the Merger Agreement) would be expanded from a period of eighteen (18) months to thirty-six (36) months after the date of the Merger Agreement to a period of (18) months to thirty-nine (39) months

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after the date of the Merger Agreement; and

(iv) The survival period for the representations and warranties in the Merger Agreement as set forth in the first sentence of Paragraph 9.1 therein would be reduced from one (1) year to nine (9) months from the Closing Date, as defined in the Merger Agreement, except that that the survival periods for the specific provisions of the Merger Agreement set forth in the proviso of such sentence would remain unchanged.

(b)	Supplemental Disclosures

CCE and New CCE made certain disclosures as a result of the claims asserted in the Actions, substantially similar to those set forth in Exhibit A to the MOU, and agreed to make and/or cause to be made additional disclosures, substantially similar to those set forth in Exhibit B to the MOU (together, the “Supplemental Disclosures”), in appropriate filings with the SEC and disseminate such Supplemental Disclosures to holders of record of CCE common stock no later than twenty (20) days prior to the meeting of the CCE stockholders in connection with the Transaction.

QQ. Plaintiffs engaged in extensive discovery prior to execution of the MOU, including the review and analysis of approximately 200,000 pages of confidential documents produced by Defendants to Plaintiffs in connection with the Actions, including, but not limited to, CCE Strategic Plans, TCCC and CCE board minutes, business updates and presentations, and analyses performed by TCCC’s and CCE’s respective financial advisors: Greenhill & Co., LLC, Credit Suisse Securities (USA) LLC, Lazard Frères & Co. LLC, Allen & Co. LLC, and Goldman Sachs & Co. Additionally, Plaintiffs’ Counsel reviewed and analyzed TCCC and CCE financial statements, reviews, and projections, including TCCC and CCE income statements, balance

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sheets, and SEC filings; press releases from TCCC and CCE; and emails and information concerning the relationship between TCCC and CCE and the proposed Transaction.

RR. On September 7, 2010, the following business day after executing the MOU, the parties to the Consolidated Georgia Action and the Consolidated Delaware Action gave notice to the Georgia Court and the Delaware Court of their agreement in principle to resolve the Consolidated Georgia Action.

SS. As a result of negotiations with Plaintiffs’ Counsel, also on September 7, 2010, CCE filed with the SEC a supplement to the Definitive Proxy containing the Modified Transaction Terms and the additional disclosures required by the MOU (the “Proxy Supplement”). The Proxy Supplement was then mailed to holders of record of CCE common stock on September 10, 2010.

TT. On October 1, 2010, CCE held a special meeting of stockholders, at which the Required CCE Vote (as defined in the Merger Agreement) was obtained in favor of the Transaction.

UU. On October 2, 2010, CCE and TCCC announced the consummation of the merger, effective as of the same day.

VV. Following execution of the MOU, Plaintiffs engaged in additional extensive discovery to confirm the fairness of the agreement in principle to settle the Actions, including reviewing additional confidential documents produced by the financial advisors to the Transaction, Goldman Sachs & Co., Allen & Company LLC, Lazard Frères & Co. LLC, Credit Suisse Securities (USA) LLC and Greenhill & Co., LLC. Plaintiffs additionally obtained deposition testimony from:

(a) Curtis R. Welling, a member of the CCE Board of Directors and the Chair

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of the CCE Affiliated Transaction Committee;

(b) William W. Douglas III, CCE’s Executive Vice President and Chief Financial Officer;

(c) Ronald W. Allen, a member of the TCCC Board of Directors;

(d) Marie Quintero-Johnson, TCCC Vice President and Director;

(e) James C. Katzman, Managing Director at Goldman Sachs & Co;

(f) Enrique F. Senior, Managing Director at Allen & Company LLC;

(g) Davin Staats, Director at Lazard Frères & Co. LLC and a member of the engagement team on the Transaction;

(h) Reby Betsy Gulcan, Director of Mergers and Acquisitions at Credit Suisse Securities (USA) LLC; and

(i) Scott Bok, Chief Executive Officer at Greenhill & Co., LLC.

WW. On January 14, 2011, the Parties (defined below) entered into the Settlement Agreement.

XX. Defendants in the Actions, defined below, acknowledge that the claims raised by Plaintiffs in the Actions were a primary factor in determining to agree to the Modified Transaction Terms and the Supplemental Disclosures in exchange for Plaintiffs’ agreement to settle the Actions.

YY. The Parties recognize the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation.

ZZ. The entry by Plaintiffs into the MOU and/or the Stipulation is not an admission as to the lack of any merit of any claims asserted in the Actions. In negotiating and evaluating the terms of the MOU and the Stipulation, Plaintiffs’ Counsel considered the significant legal and

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factual defenses to Plaintiffs’ claims. Based upon their evaluation, Plaintiffs’ Counsel have determined that the Settlement (defined below) set forth in this Stipulation is fair, reasonable and adequate and in the best interests of all Class Members (defined below), and that they confer substantial benefits upon the Class Members.

AAA. Defendants each have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts alleged in the Actions, deny that any of the respective plaintiffs in the Actions or other Class Members suffered any damage whatsoever, deny that they acted improperly in any way, believe that they acted properly at all times, maintain that they diligently and scrupulously complied with their fiduciary duties, and maintain that they have committed no disclosure violations or any other breach of duty whatsoever in connection with the Transaction; but the Defendants wish to enter into this Settlement solely to eliminate the uncertainties, burden and expense of further protracted litigation.

BBB. The Parties covenant and agree that neither the MOU nor the Stipulation, nor any of the terms and provisions of the MOU or the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith: (a) shall (i) be argued to be, used or construed as, offered or received in evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties (defined below), or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties

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concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in any of the Actions, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity: or (b) shall otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or Judgment (defined below) may be introduced in any proceeding, whether in the Georgia Court or otherwise, as may be necessary to argue that the Stipulation and/or Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or Judgment.

CCC. THE SETTLEMENT OF THE CONSOLIDATED GEORGIA ACTION, IF APPROVED BY THE GEORGIA COURT, ON THE TERMS AND CONDITIONS SET FORTH IN THE STIPULATION, WILL INCLUDE, BUT NOT BE LIMITED TO, A RELEASE OF ALL CLAIMS ASSERTED IN THE CONSOLIDATED GEORGIA ACTION AND ALL CLAIMS ASSERTED IN ANY OF THE ACTIONS.

DDD. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE CLAIMS MADE BY PLAINTIFFS AGAINST, OR THE DEFENSES OF, THE DEFENDANTS. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE CONSOLIDATED GEORGIA ACTION WAS NOT SETTLED.

THE SETTLEMENT TERMS

1. The Modified Transaction Terms and the Supplemental Disclosures having each been agreed to and/or provided in part in consideration for the full and final settlement and dismissal with prejudice of the Consolidated Georgia Action and the release of any and all

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Released Claims, no Released Party shall have any obligation to pay or bear any additional amounts, expenses, costs, damages, or fees to or for the benefit of Plaintiffs or any Class Members in connection with this Settlement, including but not limited to attorneys’ fees and expenses for any counsel to any Class Member, or any costs of notice or settlement administration or otherwise; provided, however, that (a) New CCE and TCCC shall be responsible for providing notice of the Settlement to the members of the Class and shall pay all reasonable, documented costs and expenses incurred in providing notice of the Settlement to the members of the Class and, (b) TCCC and New CCE shall be obligated to pay attorneys’ fees and expenses to Class Counsel upon an award, if any, of attorneys’ fees and expenses by the Georgia Court.

2. If the Court approves the Settlement, then as of the Effective Date (defined below):

(a) The Consolidated Georgia Action and the Released Claims shall be dismissed with prejudice, on the merits and without costs;

(b) Plaintiffs and all Class Members, and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors, and assigns, agree to release and forever discharge, and by operation of the Judgment shall release and forever discharge, all Released Claims as against all Released Parties;

(c) The Released Parties shall be deemed to be released and forever discharged from all of the Released Claims;

(d) Plaintiffs and all Class Members, and their respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors and assigns, will be forever barred and enjoined from commencing, instituting or prosecuting

17

any Released Claims against any of the Released Parties.

3. As explained above, if the Court approves the Settlement, then, as of the Effective Date, the settlement of the Consolidated Georgia Action, which would include the release and discharge of all Released Claims against all Released Parties, will also release all claims asserted in the Consolidated Delaware Action (defined above).

DISMISSAL AND RELEASE

4. It is the intent of the Parties to the Actions that the proposed Settlement, if the Court approves it, shall extinguish for all time completely, fully and finally and shall forever compromise, settle, release, discharge, extinguish and dismiss on the merits and with prejudice, upon and subject to the terms and conditions set forth in the Stipulation, all rights, claims and causes of action that are or relate to the Released Claims against any of the Released Parties and that each of the Defendants and each of the other Released Parties shall be deemed to be released and forever discharged from all of the Released Claims. For purposes of the Settlement:

(a) “Class” means, for purposes of this settlement only, all record and beneficial holders of CCE common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held any such CCE common stock at any time between and including February 25, 2010 and, October 2, 2010, the date of the consummation of the Transaction, but excluding Defendants and any firm, trust, corporation, or other entity controlled by any Defendant.

(b) For purposes of the Settlement only, the Consolidated Georgia Action

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shall be conditionally certified as a class action pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2) on behalf of the Class.

(c) “Class Counsel” means the law firms of Chitwood Harley Harnes LLP, Gardy & Notis, LLP and Faruqi & Faruqi, LLP.

(d) “Class Member” means a member of the Class.

(e) “Defendants” means TCCC, CCE, New CCE, Merger Sub, John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood.

(f) “Effective Date” means the first business day following the date the Judgment becomes final and non-appealable, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise. The finality of the Judgment shall not be affected by any appeal or other proceeding regarding solely an application for or award of attorneys’ fees and expenses.

(g) “Judgment” means the Final Order and Judgment to be entered in the Consolidated Georgia Action, substantially in the form attached as Exhibit C to the Stipulation and Agreement of Compromise and Settlement.

(h) “Parties” means Plaintiffs and the Defendants.

(i) “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity.

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(j) “Plaintiffs’ Counsel” means the law firms of Gardy & Notis, LLP, Faruqi & Faruqi, LLP, Chitwood Harley Harnes LLP, Labaton Sucharow LLP, Robbins Geller Rudman & Dowd LLP, Law Office of Jonathan M. Stein, P.L., Motley Rice, LLC, Kahn Swick & Foti, LLC, and Grant & Eisenhofer, P.A.

(k) “Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), that any or all Plaintiffs or any or all members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of CCE), which, now or hereafter, concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, any of the Actions or the subject matter of any of the Actions in any court, tribunal,

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forum or proceeding, including, without limitation, any and all claims which concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction or the issuance of any securities in connection therewith, (ii) any deliberations or negotiations in connection with the Transaction, including the process of deliberation or negotiation by each of CCE, TCCC, Merger Sub and New CCE and any of their respective officers, directors, members or advisors, (iii) the consideration received or to be received by Class members in connection with the Transaction, (iv) the Form S-4, Preliminary Proxy, Schedule 13E-3, Definitive Proxy, and/or Proxy Supplement, and any subsequent amendments thereto, or any other disclosures, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (v) investments in (including, but not limited to, purchases, sales, exercises of rights with respect to and decisions to hold) securities issued by any of CCE, TCCC, Merger Sub or New CCE, or their respective affiliates, related to the Transaction, (vi) fiduciary obligations of the Released Parties (defined below) in connection with the Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending, or settling the Actions, except as otherwise set forth herein, or (viii) any of the allegations in any complaint or amendment(s) thereto filed in any of the Actions; provided, however, that the Released Claims shall not include the right to enforce the Settlement Agreement or the Settlement or any claims for statutory appraisal in connection with the Transaction by CCE stockholders who properly perfect such appraisal claims and do not otherwise waive their appraisal rights.

(l) Whether or not each or all of the following persons or entities were named, served with process or appeared in any of the Actions, “Released Parties” means (i) John

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F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood (collectively, the “CCE Directors”), TCCC, CCE, New CCE and Merger Sub, (ii) any person or entity which is, was or will be related to or affiliated with any or all of them or in which any or all of them has, had or will have a controlling interest, and (iii) the respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates, of each and all of the foregoing.

(m) “Settlement” means the settlement of the Consolidated Georgia Action and the Consolidated Delaware Action between and among Plaintiffs, on behalf of themselves and the Class, and the Defendants, as set forth in this Stipulation.

(n) “Settlement Hearing” means the hearing to be held by the Georgia Court to determine, among other things, whether to certify the Class for settlement purposes, whether Plaintiffs and Class Counsel have adequately represented the Class, whether the proposed Settlement should be approved as fair, reasonable and adequate, whether all Released Claims should be dismissed with prejudice, whether an Order and Judgment approving the Settlement

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should be entered, and whether and in what amount any award of attorneys’ fees and reimbursement of expenses should be paid to Class Counsel by TCCC and CCE and/or their successor(s)-in-interest and/or their respective insurer(s).

PROCEDURES

5. If the Effective Date does not occur, or if the Stipulation is disapproved, canceled or terminated pursuant to its terms, all of the parties to the Stipulation shall be deemed to have reverted to their respective litigation status immediately prior to the execution of MOU, and they shall proceed in all respects as if the MOU and the Stipulation had not been executed and the related orders had not been entered, and in that event all of their respective claims and defenses as to any issue in the any of the Actions shall be preserved without prejudice in any way.

6. If the Court approves the Settlement, the Consolidated Georgia Action and the Released Claims will be dismissed on the merits with respect to all Released Parties and with prejudice against Plaintiffs and all Class Members. Such release and dismissal will bar the institution or prosecution by any Plaintiff or Class Member of any other action asserting any Released Claim against any of the Released Parties.

RELEASE OF UNKNOWN CLAIMS

7. The releases contemplated in the Settlement and Stipulation extend to Unknown Claims, as defined in the following paragraph.

8. “Unknown Claims” means any claim that Plaintiffs or any member of the Class do not know or suspect exist in his, her, its, or their favor at the time of the release of the Released Claims as against the Released Parties, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any of the Released Claims, the Parties stipulate and agree that upon the Effective Date, Plaintiffs shall

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expressly and each member of the Class shall be deemed to have, and by operation of the Final Order and Judgment by the Court shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs, and by operation of law the members of the Class, to completely, fully, finally and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. Plaintiffs acknowledge, and the members of the Class by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Defendants in entering into the Settlement Agreement.

ATTORNEYS’ FEES

9. Plaintiffs and Class Counsel intend to petition the Georgia Court for an award of

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attorneys’ fees and expenses in an amount not to exceed $7.5 million (the “Fee Application”). Defendants reserve all rights to oppose and/or object to any an application for fees and expenses in an amount greater than $7.5 million. The Fee Application shall be Plaintiffs’ and/or Class Counsel’s sole application for an award of fees or expenses in connection with any litigation concerning the Transaction, including but not limited to the Actions. Any award of attorneys’ fees or expenses to Class Counsel by the Georgia Court shall be paid by TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s). The Fee Application may be considered separately from the proposed Settlement, and it is not a condition of the Settlement Agreement that such application be granted. Class Counsel shall allocate any award of attorneys’ fees or expenses amongst Plaintiffs’ Counsel in a manner that they, in good faith, believe reflects the contributions of such counsel to the prosecution and settlement of the Actions. Defendants and the Released Parties shall have no responsibility for the allocation of attorneys’ fees or expenses.

CLASS CERTIFICATION

10. On                             , 2011, the Court entered an Order (the “Scheduling Order”) determining, for settlement purposes only, that the Action may be maintained as a class action pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2) on behalf of a class consisting of all record and beneficial holders of CCE common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held any such CCE common stock at any time between and including February 25, 2010 and October 2, 2010, the date of consummation of the

25

Transaction, but excluding Defendants and any firm, trust, corporation, or other entity controlled by any Defendant.

11. At the Settlement Hearing, the Court will determine, among other things, whether (a) the Class contemplated in the Consolidated Georgia Action is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Class; (c) the claims of the representative plaintiffs are typical of the claims of the Class; (d) the representative plaintiffs have fairly and adequately protected the interests of the Class; and (e) the Consolidated Georgia Action otherwise complies with O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2). The Settlement Hearing shall be held no earlier than sixty (60) days following the Court’s entry of the Scheduling Order.

THE SETTLEMENT HEARING

12. The Court has scheduled a Settlement Hearing which will be held on                             , 2011 at   :       .m., in the Fulton County Superior Court, 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303 to:

(a) determine whether the Consolidated Georgia Action may be maintained as a class action and whether the Class should be certified permanently, for settlement purposes, pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2);

(b) determine whether plaintiffs Natalie Gordon, Robert Lang and Charles McPherson may be designated as class representatives with the law firms of Chitwood Harley Harnes, LLP, Gardy & Notis, LLP and Faruqi & Faruqi, LLP as Class Counsel, and whether such Plaintiffs and Class Counsel have adequately represented the interests of the Class in the Consolidated Georgia Action;

(c) determine whether the Stipulation, and the terms and conditions of the

26

Settlement proposed in the Stipulation, are fair, reasonable and adequate and in the best interests of the members of the Class and should be approved by the Court;

(d) determine whether a Judgment should be entered dismissing the Consolidated Georgia Action and the Released Claims as to the Released Parties with prejudice as against Plaintiffs and the Class, releasing the Released Claims, and barring and enjoining prosecution of any and all Released Claims;

(e) hear and rule on any objections to the Settlement;

(f) consider the application of Class Counsel for an award of attorneys’ fees and reimbursement of expenses to be paid (if and only if awarded by the Court) by TCCC and New CCE and/or their successor(s) in interest and/or their respective insurer(s); and

(g) rule on other such matters as the Court may deem appropriate.

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RIGHT TO APPEAR AT SETTLEMENT HEARING

13. Any member of the Class who objects to the Stipulation, the Settlement, the class action determination, the Judgment to be entered therein, and/or the application for attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present any evidence or argument that may be proper and relevant. To do so, you must, no later than ten (10) days prior to the Settlement Hearing (unless the Court otherwise directs for good cause shown), serve the following documents on the attorneys listed below: (a) a written notice of the intention to appear; (b) a detailed summary of your objections to any matter before the Court; (c) the grounds therefor or the reasons why you desire to appear and to be heard; and (d) all documents and writings which you want the Court to consider. These papers must be served by hand delivery or overnight mail on the following counsel of record:

Chitwood Harley Harnes LLP Martin D. Chitwood, Esq. 1230 Peachtree Street, NE 2300 Promenade II Atlanta, Georgia 30309	King & Spalding M. Robert Thornton, Esq. 1180 Peachtree Street NE Atlanta, Georgia 30309

Troutman Sanders LLP J. David Dantzler, Jr., Esq. 5200 Bank of America Plaza 600 Peach Street, N.E. Atlanta, Georgia 30308-2216	Alston & Bird LLP Todd R. David, Esq. One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309

Mckenna Long & Aldridge LLP David L. Balser, Esq. 303 Peach Street N.E., Suite 5300 Atlanta, Georgia 30308

You must also contemporaneously deliver a copy to the Fulton County Superior Court, 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303. Even if you do not appear at the

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Settlement Hearing, the Court will consider your written submission if it is served and filed in accordance with the foregoing procedures. Any person who fails to object in the manner prescribed above shall be deemed to have waived such objection and shall forever be barred from raising such objection in the Action or any other action or proceeding.

ORDER AND FINAL JUDGMENT OF THE COURT

14. If the Settlement is approved by the Court, the Parties will promptly request the Court to enter a Judgment, which will, among other things:

(a) make final the Court’s previous determination to certify the Class pursuant to O.C.G.A. §§ 9-11-23(a), 23(b)(1) and 23(b)(2) for purposes of the Settlement;

(b) approve the Settlement, adjudge the terms of the Settlement to be fair, reasonable and adequate and in the best interests of the Class, and direct consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

(c) determine that the requirements of the Uniform Rules of the Superior Court, Chapter 11 of Title 9 of the Georgia Code, and due process have been satisfied in connection with notice to the Class; and

(d) dismiss the Consolidated Georgia Action and the Released Claims with prejudice, said dismissal subject only to compliance by the Parties with the terms of the Stipulation and any Order of the Court concerning the Stipulation, release all Released Claims and permanently enjoin each Plaintiff, the Class and their respective affiliates, and anyone claiming through or for the benefit of any of them, from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claims, either directly, representatively, derivatively or in any other capacity.

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SCOPE OF THIS NOTICE AND FURTHER INFORMATION

15. This Notice does not purport to be a comprehensive description of the Consolidated Georgia Action, the allegations or transactions related thereto, the terms of the Settlement or the Settlement Hearing. For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Georgia Court and other papers filed in the Consolidated Georgia Action, unless sealed, at the Fulton County Superior Court, 136 Pryor Street, S.W., Suite C-956, Atlanta, Georgia 30303, during regular business hours of each business day. DO NOT WRITE OR TELEPHONE THE COURT. Questions regarding the Settlement should be directed to Class Counsel as follows:

Martin D. Chitwood, Esq.

CHITWOOD HARLEY HARNES LLP

1230 Peachtree Street, NE

2300 Promenade II

Atlanta, Georgia 30309

NOTICE TO PERSONS OR ENTITIES

HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS

16. Brokerage firms, banks and other persons or entities who are members of the Class in their capacities as record holders, but not as beneficial holders, are requested to send this Notice promptly to beneficial holders. Additional copies of this Notice for transmittal to beneficial holders are available (a) by downloading the document from the following website: [                                         ], or (b) by writing to [                                        ] as follows:

[INSERT CONTACT FOR

EXTRA COPIES OF NOTICE]

You may also furnish the names and addresses of your beneficial holders in writing to New CCE, which will then be responsible for sending the Notice to such beneficial holders.

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SO ORDERED this          day of                             , 2011

ALICE D. BONNER, SENIOR JUDGE
Superior Court of Fulton County
Atlanta Judicial Circuit

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EXHIBIT C

IN THE SUPERIOR COURT OF FULTON COUNTY

STATE OF GEORGIA

IN RE THE COCA-COLA COMPANY SHAREHOLDER LITIGATION	Civil Action No. 2010CV182035

ORDER AND FINAL JUDGMENT

On this          day of                     , 2011, a hearing having been held before this Court to determine whether the terms and conditions of the Stipulation and Agreement of Compromise and Settlement, dated January 14, 2011 (the “Stipulation” or the “Settlement Agreement”), which is annexed as an exhibit hereto and incorporated herein by reference, and the terms and conditions of the settlement proposed in the Stipulation (the “Settlement”) are fair, reasonable and adequate for the settlement of all claims; and whether an order and final judgment should be entered in the above-captioned consolidated class action (the “Action”); and the Court having considered all matters submitted to it at the hearing and otherwise;

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. The mailing of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the “Notice”) pursuant to and in the manner prescribed in the Scheduling Order on Preliminary Approval of Class Action Settlement and Class Certification entered on                     , 2011 (the “Scheduling Order”), which was mailed by first class mail on                     , 2011, is hereby determined to be the best notice practicable under the circumstances and in full compliance with O.C.G.A. § 9-11-23, the requirements of due process and applicable law. It is further determined that all members of the Class1 are bound by the Order and Final Judgment herein.

2. The Court finds that the Action is a proper class action pursuant to O.C.G.A. § 9-11-23(a), 23(b)(1) and 23(b)(2) and hereby certifies the Class as consisting of:

all record and beneficial holders of Coca-Cola Enterprises Inc. (now named Coca-Cola Refreshments USA, Inc., and referred to herein as “CCE”) common stock, their respective successors in interest, successors, predecessors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, together with their predecessors and successors and assigns, who held any such CCE common stock at any time between and including February 25, 2010 and October 2, 2010, the date of consummation of the Transaction (as defined in the Stipulation), but excluding The Coca-Cola Company (“TCCC”), CCE, International CCE, Inc. (now named Coca-Cola Enterprises, Inc., and referred to herein as “New CCE”), Cobalt Subsidiary LLC (“Merger Sub”), John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood (collectively, the “Defendants”); and any firm, trust, corporation, or other entity controlled by any Defendant.

3. Plaintiffs Natalie Gordon, Robert Lang, and Charles McPherson are finally appointed as Co-Lead Plaintiffs; and Chitwood Harley Harnes LLP, Gardy & Notis, LLP, and Faruqi & Faruqi, LLP are finally appointed as Class Counsel.

4. Specifically, the Court finds that the Class satisfies the numerosity requirement of O.C.G.A. § 9-11-23(a)(1). As of October 1, 2010, there were over 500 million public shares of common stock (“Shares”) of CCE issued and outstanding held by more than [            ] holders of record that comprise the Class. There are common issues of fact and law sufficient to satisfy O.C.G.A. § 9-11-23(a)(2), including whether the disclosures made by CCE and New CCE in connection with the Transaction (as defined in the Stipulation) were adequate, whether the

[1]	Capitalized terms (other than proper nouns) that are not defined herein shall have the meanings set forth in the Stipulation.

2

Individual Defendants breached their fiduciary duties to Class Members, and whether the plaintiffs in this Action (“Plaintiffs”) and Class Members were injured as a consequence of the Defendants’ actions. The claims of the representative Plaintiffs are typical of the claims of absent members of the Class in that they all arise from the same allegedly wrongful course of conduct and are based on the same legal theories, satisfying O.C.G.A. § 9-11-23(a)(3). The representative Plaintiffs and their counsel are adequate representatives of the Class, satisfying O.C.G.A. § 9-11-23(a)(4). The prosecution of separate actions by individual members of the Class would create a risk of inconsistent adjudications which would establish incompatible standards of conduct for the Defendants, and, as a practical matter, the disposition of this Action will influence the disposition of any pending or future identical cases brought by other members of the Class, satisfying O.C.G.A. § 9-11-23(b)(1); and there were allegations that Defendants acted or refused to act on grounds generally applicable to the Class, satisfying O.C.G.A. § 9-11-23(b)(2).

5. The Settlement of this Action as provided for in the Stipulation is approved as fair, reasonable and adequate, and in the best interests of Plaintiffs and the Class.

6. The parties to the Stipulation are hereby authorized and directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation, and the Clerk of the Court is directed to enter and docket this Order and Final Judgment.

7. This Action and the Released Claims (defined below) are hereby dismissed on the merits and with prejudice, and without costs, in full and final discharge of any and all claims or obligations that were or could have been asserted in the Action against the Defendants.

8. Plaintiffs and the Class Members, on behalf of themselves, and any and all of their respective heirs, executors, administrators, estates, predecessors in interest, predecessors,

3

successors in interest, successors, and assigns, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them, for good and sufficient consideration received, hereby shall be deemed to have, and by operation of this Order and Final Judgment shall have, released and forever discharged (i) TCCC, CCE, New CCE, Merger Sub, John F. Brock, John Hunter, Irial Finan, Fernando Aguirre, Calvin Darden, Marvin J. Herb, L. Phillip Humann, Orrin H. Ingram II, Donna A. James, Thomas A. Johnson, Suzanne B. Labarge, Veronique Morali, Curtis R. Welling and Phoebe A. Wood, (ii) any person or entity which is, was or will be related to or affiliated with any or all of them or in which any or all of them has, had or will have a controlling interest, and (iii) the respective past or present family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, subsidiaries, divisions, affiliates, associated entities, shareholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors in interest, successors, successors in interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys, personal or legal representatives, accountants, and associates, of each and all of the foregoing (collectively, the “Released Parties”) of and from any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured,

4

suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined in the Stipulation), that any or all Plaintiffs or any or all members of the Class ever had, now have, or may have, whether direct, derivative, individual, class, representative, legal, equitable or of any other type, or in any other capacity, against any of the Released Parties whether based on state, local, foreign, federal, statutory, regulatory, common or any other law or rule (including but not limited to any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of CCE), which, now or hereafter, concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims or any other matters, things or causes whatsoever, or any series thereof, that were, could have been, or in the future can or might be alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, directly or indirectly, any of the Actions (as defined in the Stipulation) or the subject matter of any of the Actions in any court, tribunal, forum or proceeding, including, without limitation, any and all claims which concern, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, (i) the Transaction (as defined in the Stipulation) or the issuance of any securities in connection therewith, (ii) any deliberations or negotiations in connection with the Transaction, including the process of deliberation or negotiation by each of TCCC, CCE, New CCE and Merger Sub, and any of their respective officers, directors, members or advisors, (iii) the consideration received or to be received by Class members in connection with the Transaction, (iv) the Form S-4, Preliminary Proxy (as defined in the Stipulation), Schedule 13E-3, the Definitive Proxy (as defined in the Stipulation), and/or the Proxy Supplement (as defined in the Stipulation), and any subsequent amendments thereto, or any other disclosures, public filings,

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periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the Transaction, including claims under the federal securities laws within the exclusive jurisdiction of the federal courts, (v) investments in (including, but not limited to, purchases, sales, exercises of rights with respect to and decisions to hold) securities issued by any of TCCC, CCE, New CCE and Merger Sub, or their respective affiliates, related to the Transaction, (vi) fiduciary obligations of the Released Parties (defined above) in connection with the Transaction, (vii) the fees, expenses or costs incurred in prosecuting, defending, or settling the Actions, except as otherwise set forth herein, or (viii) any of the allegations in any complaint or amendment(s) thereto filed in any of the Actions (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include the right to enforce the Settlement Agreement or the Settlement or any claims for statutory appraisal in connection with the Transaction by CCE stockholders who properly perfect such appraisal claims and do not otherwise waive their appraisal rights.

9. Each Plaintiff and all Class Members, and the respective heirs, executors, administrators, estates, predecessors in interest, predecessors, successors in interest, successors and assigns of any of them, and anyone claiming through or on behalf of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any of the Released Claims against any of the Released Parties.

10. Neither the MOU (as defined in the Stipulation) nor the Stipulation, nor any of the terms and provisions of the MOU or the Stipulation, nor any of the negotiations or proceedings in connection therewith, nor any of the documents or statements referred to herein or therein, nor the Settlement, nor the fact of the Settlement, nor the settlement proceedings, nor any statements in connection therewith, (a) shall (i) be argued to be, used or construed as, offered or received in

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evidence as, or otherwise constitute an admission, concession, presumption, proof, evidence, or a finding of any liability, fault, wrongdoing, injury or damages, or of any wrongful conduct, acts or omissions on the part of any of the Released Parties, or of any infirmity of any defense, or of any damage to any Plaintiff or Class Member, or (ii) otherwise be used to create or give rise to any inference or presumption against any of the Released Parties concerning any fact alleged or that could have been alleged, or any claim asserted or that could have been asserted in any of the Actions, or of any purported liability, fault, or wrongdoing of the Released Parties or of any injury or damages to any person or entity, or (b) otherwise be admissible, referred to or used in any proceeding of any nature, for any purpose whatsoever; provided, however, that the Stipulation and/or this Order and Final Judgment may be introduced in any proceeding, whether in this Court or otherwise, as may be necessary to argue that the Stipulation and/or this Order and Final Judgment has res judicata, collateral estoppel or other issue or claim preclusion effect or to otherwise consummate or enforce the Settlement and/or this Order and Final Judgment.

11. Class Counsel (as defined in the Stipulation) are hereby awarded attorneys’ fees and expenses in the sum of $          million in connection with the Action, which sum the Court finds to be fair and reasonable. Such sums shall be paid pursuant to the provisions of the Stipulation. No counsel representing any plaintiff in any of the Actions (as defined in the Stipulation) shall make any further or additional application for fees and expenses to the Court or any other court.

12. If the Effective Date (as defined in the Stipulation) does not occur, this Order and Final Judgment shall be rendered null and void and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith except for paragraph 10 hereof and paragraphs 15, 16, 20 and 31 of the Stipulation, which shall survive any such termination or

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vacatur, shall be null and void; the parties returned, without prejudice in any way, to their respective litigation positions immediately prior to the execution of the MOU.

13. The binding effect of this Order and Final Judgment and the obligations of Plaintiffs and Defendants (as defined in the Stipulation) under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Class Counsels’ (or any other counsel’s) application for an award of attorneys’ fees and expenses.

14. Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

15. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of this Court is expressly directed under O.C.G.A. § 9-11-23(e).

SO ORDERED this          day of                     , 2011

ALICE D. BONNER, SENIOR JUDGE
Superior Court of Fulton County
Atlanta Judicial Circuit

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